UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

S&W SEED COMPANY

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado		80501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 20, 2023, S&W Seed Company, a Nevada corporation (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”), with AgAmerica Lending LLC, a Florida limited liability company (“AgAmerica”), pursuant to which AgAmerica extended a term loan of $4,300,000 (the “Term Loan”) to the Company and, as security therefor, the Company granted to AgAmerica a mortgage on approximately 31 acres of land located in Lubbock and Moore Counties, Texas, and certain personal property thereon.

The Term Loan is evidenced by a Promissory Note (the “Note”) issued by the Company to AgAmerica, pursuant to which the Company agreed to pay AgAmerica the principal sum of $4,300,000, plus any outstanding accrued interest thereon, in full on June 20, 2026, unless otherwise accelerated in accordance with the terms of the Loan Agreement and the Note. Interest will accrue at a rate per annum equal to 4.85% plus the Term SOFR Rate (as defined in the Note), computed based on the actual number of days elapsed divided by a 360-day year. Interest payments are due quarterly in arrears, commencing on June 20, 2023, and on the last day of each quarter thereafter, unless otherwise accelerated in accordance with the terms of the Loan Agreement or the Note. AgAmerica may collect a late charge of 5.0% of any installment of principal or interest which is not paid within 10 days of the due date thereof. In addition, any delinquent principal and installments of interest not paid within 30 days of the due date thereof will bear interest beginning on the 31st day from the applicable due date at a rate equal to 5.0% per annum above the interest rate. The Company may prepay the Term Loan prior to maturity, subject to a prepayment premium equal to 1.0% of the prepaid principal amount, subject to certain exceptions.

The Loan Agreement contains certain customary representations and warranties, events of default, and affirmative and negative covenants, including (among others) limitations with respect to liens, fundamental changes, asset sales and formation and acquisition of subsidiaries, subject to certain exceptions. Upon the occurrence of an event of default, and subject to certain cure periods, AgAmerica may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement and the Note, as applicable, provided that in the event of bankruptcy, all such amounts shall automatically become due and payable.

The foregoing descriptions of the Loan Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to Mark Herrmann’s appointment as the Company’s President and Chief Executive Officer, as discussed below, Mr. Herrmann resigned from the Company’s Board of Directors (the “Board”), and each committee of the Board on which he served. Due to the vacancy resulting from Mr. Herrmann’s resignation, the Audit Committee of the Board is now comprised of two independent directors. As a result, on June 26, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A) (the “Rule”), which requires an audit committee comprised of at least three members, each of whom must satisfy the requirements for audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended. The Company expects to receive a letter from Nasdaq to formally notify the Company of its non-compliance with the Rule. The Company intends to rely on the cure provision in Nasdaq Listing Rule 5605(c)(4)(B), and intends to regain compliance with the Rule prior to the expiration of the applicable cure period specified in Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, Mark Wong notified the Company of his decision to retire from his positions as an officer and/or employee of the Company and/or any of its subsidiaries, including as the Company’s President and Chief Executive Officer, effective as of July 1, 2023.

In connection with Mr. Wong’s retirement, the Board appointed Mark Herrmann as the Company’s President and Chief Executive Officer, effective July 1, 2023. Prior to his appointment, Mr. Herrmann resigned from the Board and each committee of the Board on which he served.

Since January 2021, Mr. Herrmann has served as president of Acumen Seed Executive Consulting LLC, a seed executive consulting firm. He currently serves on the Advisory Board of EarthSense, Inc., a private agricultural robotics company based in Champaign, Illinois. From January 2016 to July 2020, Mr. Herrmann served as the chief executive officer of AgReliant Genetics LLC, a private seed company based in Indianapolis, Indiana. He has been extensively involved with the American Seed Trade Association, serving as a member of its board from 2009 to 2020, a member of its executive board from 2015 to 2020, and as Chairman from 2016 to 2017. Mr. Herrmann also served on the NCGA Advisory Council AIG from 2008 to 2010. From 1999 to 2016, Mr. Herrmann held various positions at Monsanto Company and its subsidiaries, including as Vice President North America Vegetable Seed, Vice President Technology Development and Licensing, President of Corn States LLC, Director Eastern US and Director Monsanto US Seed and Trait Business. Mr. Herrmann joined the Monsanto Company through the acquisition of DEKALB Genetics Corporation in 1998, where he began his career in the seed business in 1984 with leadership roles in sales, sales management, marketing and product management. Mr. Herrmann served as a member of the Board since December 2022 until his resignation. Mr. Herrmann holds a BS in Agronomy from Western Illinois University.

In connection with the foregoing, on June 26, 2023, the Company entered into an employment agreement with Mr. Herrmann, which has a term of one year. Pursuant to the employment agreement, Mr. Herrmann began employment with the Company effective June 26, 2023 and will serve as the Company’s President and Chief Executive Officer effective as of July 1, 2023. Mr. Herrmann will receive an annual base salary of $500,000. With respect to fiscal year 2024, and subject to Mr. Herrmann remaining continuously employed with the Company as its Chief Executive Officer through and until June 26, 2024, Mr. Herrmann will be eligible to earn a performance bonus comprised of (i) a cash bonus with an initial target bonus percentage equal to 20% (up to a maximum of 30%) of his base salary; (ii) a restricted stock unit award with an initial target value of $150,000 (up to a maximum of $300,000); and (iii) a stock option award with an initial target value of $300,000 (up to a maximum of $550,000), which will remain exercisable for 12 months after the later of (a) the date on which such stock option is granted and (b) the termination of Mr. Herrmann’s employment with the Company (parts (i) - (iii) above, the “Fiscal 2024 Bonuses”). Mr. Herrmann is also entitled to reimbursement of certain business and travel expenses (including, at the Company’s option, either Company-leased housing or reimbursement of up to $2,500 per month for housing in the Longmont, Colorado area, as well as a tax “gross-up” with respect to such reimbursement), and is eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

Upon the commencement of his employment, Mr. Herrmann received a one-time award of a stock option to purchase 100,000 shares of the Company’s common stock (the “Signing Option”). The shares subject to such award will vest in 12 equal monthly installments beginning on July 26, 2023, subject to Mr. Herrmann’s continuous service as of each such vesting date. If Mr. Herrmann remains continuously employed with the Company in the role of Chief Executive Officer through and until June 26, 2024, the Signing Option will remain exercisable for 12 months after the termination of his employment with the Company.

If, prior to June 26, 2024, Mr. Herrmann’s employment is terminated without cause or he resigns for good reason (each as defined in the employment agreement), he will be entitled to receive (i) continuation of his base salary for three months and (ii) full acceleration of vesting under the Signing Option, and the Signing Option will remain exercisable for up to 12 months following termination, subject to a requirement that Mr. Herrmann provide the Company with a general release of claims in a separation agreement acceptable to the Company. In addition, if Mr. Herrmann’s employment is terminated by him or the Company for any reason on or after June 26, 2024, Mr. Herrmann will remain eligible for the Fiscal 2024 Bonuses described above.

The Company previously entered into its standard form of indemnification agreement with Mr. Herrmann in connection with his appointment to the Board in December 2022.

There are no family relationships between Mr. Herrmann and any of the Company’s current or former directors or executive officers. Mr. Herrmann is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2023, the Board adopted the Third Amended and Restated Bylaws of the Company, which amended and restated the Company’s Second Amended and Restated Bylaws, as amended, in order to effect, among other things, the following changes:

•
require that any request for a special meeting of stockholders set forth the specific business proposed to be transacted, where previously only the general nature of such business was required to be described;
•
clarify that the holders of a majority of the shares of stock entitled to vote at a stockholder meeting, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum for the transaction of business;
•
remove the reference to a fixed number of directors; and
•
various administrative, modernizing and clarifying changes contemplated by the Nevada Revised Statutes.

The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Third Amended and Restated Bylaws.
10.1	Term Loan Agreement, by and between the Company and AgAmerica, dated June 20, 2023.
10.2	Promissory Note, dated June 20, 2023, issued by the Company to AgAmerica.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date:	June 26, 2023	By:	/s/ Mark W. Wong
Mark W. Wong President and Chief Executive Officer